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                        FIRM STORAGE SERVICE AGREEMENT

     THIS AGREEMENT, made and entered into as of this 25th day of February, 1997, by and between VIRGINIA GAS PIPELINE COMPANY, a Virginia corporation, hereinafter referred to as "VGPC," and Natural Gas Utility District of Hawkins County, a public utility district of the State of Tennessee, hereinafter referred to as "Hawkins."

WITNESSETH

     WHEREAS, VGPC has undertaken to provide a firm storage service under the Utility Facilities Act of Virginia, in accordance with its Gas Tariff filed with the State Corporation Commission of Virginia ("SCC"), and under part 284 of the Regulations of the Federal Energy Regulatory Commission ("FERC"); and

     WHEREAS, Hawkins has requested storage service on a firm basis pursuant to Rate Schedule FSS in compliance with Section 3 of VGPC's SCC Gas Tariff; and

     WHEREAS, Hawkins agrees to arrange for transportation of quantities of gas in order to deliver and receive gas to and from storage.

     NOW, THEREFORE, the parties hereby agree as follows:

                                  ARTICLE I

                             QUANTITY OF SERVICE

     1.1 Subject to the terms and provisions of this Agreement and the SCC Gas Tariff applicable thereto, Hawkins has the right to maintain an aggregate storage quantity of up to 5,000 dth (the "Maximum Storage Quantity," or "MSQ"). VGPC's obligation to accept gas at the Delivery Points specified on Exhibit A hereto for injection into storage on any day is limited to the Maximum Daily Injection Quantity ("MDIQ") specified on Exhibit A hereto. VGPC, at its sole discretion, may allow injection at rates above the MDIQ on a best efforts, interruptible basis if such injections can be made without adverse effect upon injections of other Customers or to VGPC's operations.

     1.2 VGPC shall redeliver a thermally equivalent quantity of gas to Hawkins at the Delivery Points described on Exhibit A hereto. VGPC's obligation to withdraw gas from storage on any day is limited to the available Maximum Daily Withdrawal Quantity ("MDWQ") specified on Exhibit A hereto. VGPC, at its sole discretion, may allow withdrawals at rates higher than the MDWQ on a best efforts, interruptible basis if such withdrawals can be made without adverse effect upon withdrawals of other Customers or to VGPC's operations and such gas is available from Hawkins' Storage Gas Balance. Hawkins may withdraw during the Withdrawal Period any quantity up to the MDWQ.

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                                  ARTICLE II

                            CONDITIONS OF SERVICE

     2.1 Hawkins shall pay VGPC $0.05 per each dth injected and $0.05 per each dth withdrawn. Subject to the provisions of Section 2.3, Hawkins will pay VGPC an annual storage charge ("Annual Storage Charge") which shall be the product of $5.64 multiplied by the Maximum Storage Quantity, which fee shall be payable in twelve (12) equal monthly installments.

     2.2 VGPC shall reimburse Hawkins for any injected gas that cannot be withdrawn for delivery to Hawkins at Inside FERC index for deliveries into Tennessee Gas, Zone 1, plus interruptible transportation on Tennessee Gas and East Tennessee. Any gas not withdrawn at Hawkins' option shall be carried over to the following year's storage balance.

     2.3 On May 1, 1997 and each May 1 thereafter, VGPC shall pro-rate the Annual Storage Charge for the year retroactively and prospectively to reflect any deficiencies in performance in the prior Withdrawal Period as follows:

Adjusted Annual             Actual MSQ         Actual MDWQ
                       =   ------------   X   -------------   X $5.64 X 5,000
Storage Charge             Contract MSQ       Contract MDWQ

Hawkins' election to use the storage service at levels below the MSQ and MDWQ shall not be considered deficiencies in performance.

     2.4 Hawkins shall insure that the gas delivered to VGPC at the Delivery Points for injection meets the minimum quality specifications of East Tennessee Natural Gas Company's FERC Tariff. VGPC shall insure that gas delivered to Hawkins at the Delivery Points meets the minimum quality specifications of East Tennessee Natural Gas Company's FERC Tariff.

     2.5 The measurement of quantities for billing purposes, in MMBtu, delivered to or received from VGPC shall be performed by East Tennessee Natural Gas Company.

                               ARTICLE III

                                 NOTICES

     3.1 Notices hereunder shall be given to the respective party at the applicable address, telephone number or facsimile machine number stated below, or such other addresses, telephone numbers or facsimile numbers as the parties shall respectively hereafter designate in writing from time to time:

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                    Virginia Gas Pipeline Company
                    P.O. Box 2407
                    200 East Main Street
                    Abingdon, Virginia 24210
                    Attention: Michael L. Edwards
                    Telephone Number: (540) 676-2380, extension 17 Facsimile Machine Number: (540) 676-2494

                    Natural Gas Utility District of Hawkins County 202 Park Boulevard
                    Rogersville, TN 37857
                    Attention: Tommy W. Young
                    Telephone Number: (423) 272-8402
                    Facsimile Machine Number: (423) 272-4645

                                 ARTICLE IV

                             BILLING AND PAYMENT

     4.1 On or before the fifteenth (15th) day of each calendar month, VGPC shall submit to Hawkins an invoice for services performed during the preceding month.

     4.2 Hawkins shall pay the amounts invoiced by the twenty-fifth (25) day of each month in which said invoice is received by Hawkins or within ten (10) days of Hawkins' receipt of VGPC's invoice.

     4.3 Should Hawkins fail to pay all of the amount of any invoice as herein provided when such amount is due, Hawkins shall pay a charge for late payment which shall be included by VGPC on the next regular monthly invoice rendered hereunder. Such charge for late payment shall accrue interest at an annual rate equivalent to the then current Chase Manhattan Bank prime interest rate plus two percent (2%), but not to exceed the maximum rate permitted by law. If such failure to pay continues for thirty (30) days after payment is due, VGPC, in addition to any other remedy it may have, may suspend further injections and/or withdrawals of gas for Hawkins' account until such amount is paid; provided, however, that if Hawkins, in good faith, disputes the amount of any such invoice or part thereof and pays to VGPC such amounts as Hawkins concedes to be correct, and, at any time thereafter within thirty
(30) days of a demand made by VGPC, furnishes a good and sufficient surety bond in an amount and with sureties satisfactory to VGPC conditioned upon the payment of any amounts ultimately found due upon such invoices after a final determination, which may be reached either by agreement or judgment of the courts, as the case may be, then VGPC shall not be entitled to suspend further injections and/or withdrawals of gas unless and until default be made in the

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conditions on such bond or there is a subsequent default under the conditions of this agreement.

     4.4 In the event any overcharge or undercharge in any form whatsoever shall be found within twenty four (24) months from the date a billing discrepancy occurs, the appropriate party shall refund the amount of overcharge or pay the amount of undercharge within thirty (30) days after the final determination of the amount overcharged or undercharged has been made. Any overcharge or undercharge found after such twenty four (24) months shall be deemed waived by both parties.

     4.5 Both parties hereto shall have the right, at any and all reasonable times, to examine the books and records of the other party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement.

     4.6 It is expressly understood that VGPC retains a landlord's lien against the personal property of Hawkins' stored hereunder for the recovery of any and all amounts which may become due and payable under this agreement.

                                 ARTICLE V

                                   TERM

     5.1 Subject to the provisions hereof, this Agreement shall become effective as of the date first written above and shall be in full force and effect for a primary term through March 1, 2007 (the "Termination Date") and shall continue and remain in force and effect for successive terms of one (1) year each hereafter unless and until canceled by either party giving 180 days written notice to the other party prior to the end of the primary term and any yearly extension thereof.

                                 ARTICLE VI

                                 INDEMNITY

     6.1 Hawkins shall be deemed to have the exclusive control and possession of the Gas until delivered to VGPC at the Delivery Points and after the Gas is redelivered to Hawkins at the Delivery Points pursuant to Sections 1.1 and
1.2 hereof. VGPC shall be deemed to have the exclusive control and possession of the Gas after it has been delivered to VGPC at the Delivery Points, until such time as the Gas is redelivered to Hawkins at the Delivery Points pursuant to Sections 1.1 and 1.2 hereof.

     6.2 The party in control of the Gas will defend, indemnify and hold the other harmless from and against any and all claims, causes of action or judgment (including attorney's fees and expenses) in any way arising with respect to the Gas while in that party's control, and the other shall not be liable for any part thereof.

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                                ARTICLE VII

                               FORCE MAJEURE

     7.1 Subject to the provisions of this Article VII, no party shall be liable to the other party for the failure to perform in conformity with this Agreement to the extent such failure results from an event of Force Majeure which is beyond the reasonable control of the party affected thereby, which wholly or partially prevents the supply, transportation, sale, delivery, injection, storage, withdrawal or redelivery of Gas.

     7.2 Events of Force Majeure shall include, by way of illustration, but not limitation those enumerated in Section 16.2, Original Sheets No. 56 and No. 57 of the Terms and Conditions of VGPC's SCC Gas Tariff.

     7.3 Immediately upon becoming aware of the occurrence of an event of Force Majeure, the party affected shall give notice thereof to the other party, describing such event and stating the specific obligations, the performance of which are, or are expected to be, delayed or prevented, and (either in the original or in supplemental notices) stating the estimated period during which performance may be suspended or reduced, including, to the extent known or ascertainable, the estimated extent of such reduction of performance. Such notice of an event of Force Majeure is to be first given by telephone communication, and then shall be confirmed in writing within five (5) days, giving particulars available to the reporting party, and being supplemented if necessary within twenty (20) days to give full particulars. Not withstanding any other provision in this Agreement, the parties mutually agree that should some cause or event, beyond the control of VGPC, make it appear to VGPC that a storage area is losing pressure and may no longer be viable for storage, it may immediately notify Hawkins (by fax, phone or other means) and Hawkins shall immediately start accepting the stored gas in order to drain the storage area and cut down on the potential loss to VGPC, or VGPC may otherwise dispose of such gas and pay Hawkins for the value thereof plus the value of any gas otherwise lost. Thereafter this Agreement shall be considered of no further force and effect unless VGPC can reasonably revitalize and stabilize such storage area to hold gas pressure in which event VGPC shall give the thirty (30) day notice as provided in Section 3.1 and the Agreement shall thereafter continue in full force and effect.

     7.4 The party relying upon an event of Force Majeure shall act prudently and use all reasonable efforts to eliminate the effects of Force Majeure as soon as reasonably practicable, provided that the settlement of strikes and lockouts shall be entirely within the discretion of the party affected.

     7.5 No suspension or reduction of performance by reason of an event of Force Majeure shall invalidate this Agreement, and upon removal of the Force Majeure, performance shall resume in this Agreement as soon as practicable.

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                                ARTICLE VIII

                           OPERATIONAL FLOW ORDERS

     8.1 Hawkins may be subject to certain operational flow orders ("OFO's") issued by VGPC: (a) to alleviate conditions that threaten the integrity of VGPC's system; (b) to maintain pressures necessary for VGPC's operations; (c) to alleviate operational problems arising from overdeliveries or underdeliveries by Hawkins in violation of this Agreement; and (d) to prevent damage to a storage field.

     8.2 Upon the issuance of an OFO, Hawkins must take the actions set forth in the OFO, which may include, but are not limited to, reducing its withdrawals from storage.

                                 ARTICLE IX

                           SUCCESSORS AND ASSIGNS

     9.1 This Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the parties hereto. Either party may freely assign this Agreement to a company with which it is affiliated or which it controls, is controlled by, or is under common control with, or any party succeeding to substantially all the interests of Hawkins or VGPC. All other assignments shall be subject to the prior written consent of the party not assigning, such approval not to be unreasonably withheld. Either party hereto shall have the right to pledge or mortgage its respective rights hereunder for security of its indebtedness without the prior written consent of the other party.

                                  ARTICLE X

                                MISCELLANEOUS

     10.1 This Agreement constitutes the entire Agreement between the parties and no waiver by VGPC or Hawkins of any default of either party under this Agreement shall operate as a waiver of any subsequent default whether of a like or different character.

     10.2 The Laws of the Commonwealth of Virginia shall govern the validity, construction, interpretation, and effect of this Agreement.

     10.3 No modification of a supplement to the terms and provisions hereof shall be or become effective except by execution of a supplementary written agreement between the parties.

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     10.4 Exhibit A attached to this Agreement constitutes a part of this
Agreement and is incorporated herein.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by the parties' duly authorized officers.

Attest:          NATURAL GAS UTILITY DISTRICT
                 OF HAWKINS COUNTY
[ILLEGIBLE]
                  By: Tommy W. Young
                     --------------------
                  Its: General Manager
                      -------------------

Attest:          VIRGINIA GAS PIPELINE COMPANY

                  By: M. L. Edwards
                     --------------------
[ILLEGIBLE]
                  Its: President
                      -------------------

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                                EXHIBIT A

to that certain Gas Storage Agreement dated February 25, 1997 by and between

NATURAL GAS UTILITY DISTRICT OF HAWKINS COUNTY and
VIRGINIA GAS PIPELINE COMPANY

Delivery Points:

       1. Saltville receipt/delivery point, Smyth County, Virginia. For injections: ETNG Meter Number 759766; for withdrawals: ETNG Meter Number 759777.
       2. Early Grove receipt/delivery point, Washington County, VA. For injections: ETNG Meter Number 759147; for withdrawals: ETNG
             Meter Number 759009.
       3. Dickenson #2 receipt point, Dickenson County, Virginia for withdrawals only, ETNG Meter Number 759321.

Maximum Daily Injection Quantity, in dth:

250 Dth

Injection Period runs from on or about April 5 of each year to on or about October 26 of each year (the "Summer Period"). Injections may be made from October 27 to April 4 of each year (the "Winter Period") on a best efforts, interruptible basis with the prior consent of VGPC.

Maximum Daily Withdrawal Quantity, in dth:

500 Dth

Withdrawal Period runs from November 15 through March 15 of each year. Withdrawals may be made from November 1 to November 15, and from March 15 through March 31 of each year on a best efforts, interruptible basis.